Exhibit 23.2

c/o GSL Enterprises Ltd.
9 Irodou Attikou Street
Kifisia, Athens 14561
Greece

September 23, 2025

Ladies and Gentlemen:

Reference is made to the registration statement on Form F-3 (File No. 333-290461) (the “Registration Statement”) of Global Ship Lease, Inc. (the “Company”), filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 23, 2025, including a prospectus contained therein, and prospectus supplement thereto dated September 23, 2025 (the “Prospectus Supplement”, such Prospectus Supplement relating to an at-the-market offering of the Company’s Depositary Shares, each of which represents 1/100th of one share of its 8.75% Series B Cumulative Redeemable Perpetual Preferred Stock). We hereby consent to all references to our name in the Prospectus Supplement and to the use of the statistical information and industry and market data supplied by us as set forth in the Prospectus Supplement, including by incorporation by reference to the Company’s Annual Report on Form 20-F for the year ended December 31, 2024. We further advise the Company that our role has been limited to the provision of such statistical information and industry and market data supplied by us. With respect to such information and data, we advise you that:

(1)         we have accurately described the information and data of the container shipping industry, subject to the availability and reliability of the data supporting the statistical and graphical information presented; and

(2)         our methodologies for collecting information and data may differ from those of other sources and does not reflect all or even necessarily a comprehensive set of the actual transactions occurring in the container shipping industry.

We hereby consent to the filing of this letter as an exhibit to the Report on Form 6-K of the Company to be filed with the Commission pursuant to the U.S. Securities Exchange Act of 1934, as amended, and incorporated by reference into the Registration Statement, and to the references to our firm in the section of the Prospectus Supplement entitled “Experts.”

Yours faithfully,

Maritime Strategies International Ltd.

/s/ Adam Kent

Name: Adam Kent
Title: Managing Director